EXHIBIT 99.4

FOR IMMEDIATE RELEASE

iVillage Inc. Acquires Healthology, Inc.,
Expanding iVillage’s Online Video and Information Offerings

Acquisition Expected to be Accretive to iVillage 2005 Earnings

NEW YORK – January 10, 2005 –iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM,a leading women’s media company and the number one women’s community online, today announced that it has acquired Healthology, Inc., a privately held company that is a leading producer and distributor of physician-generated video- and article-based health and medical information on the Internet.

iVillage acquired all of the outstanding equity of Healthology for a total consideration of $17.2 million. The acquisition price has been paid with approximately $1.7 million in equity consideration, with an assumed stock price of $5.98 per share, and approximately $15.5 million in cash. iVillage expects the acquisition to be accretive to full-year 2005 diluted net income per share and full-year 2005 Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)1.

Located at www.healthology.com, Healthology produces one of the largest libraries of original, streaming video health programs and physician-authored articles on the Internet via a network of Web sites. Currently, the library consists of over 1,200 streaming videos and over 2,000 articles and transcripts on health-related topics primarily in the Women’s Health, Healthy Aging, General Health and Men’s Health categories. Healthology is also a leading syndicator of health content on the Web, actively distributing its content to over 4,500 Web sites, including leading news media organizations, online consumer portals, health foundations and medical associations.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc. said, “iVillage has an esteemed position in the women’s and family health categories online, which are among the most valuable content on the Web. This acquisition strengthens our broadband offering and content library and provides greater opportunity to monetize the health and wellness space with our online and offline businesses.”

McCormick continued, “Second quarter 2004 advertising spend for the overall industry more than doubled to $118 million in the health category compared to the same period last year, according to Internet Advertising Bureau statistics. With a strong demand for health content on the Web, and with significant advertising dollars being spent online in this category, we believe this acquisition not only strengthens our product, but also our bottom line.”

Healthology co-founder, President and Chief Executive Officer, Steven M. Haimowitz, M.D., said, “Over the last several years we have enjoyed our relationship with iVillage.  We are combining the quality and credibility of our robust multimedia health content offerings and the reach of the Healthology Distribution Network with the strength of the iVillage brand. We are extremely excited about the opportunity to grow Healthology with the support of one of the Internet’s most respected and successful organizations.”

Healthology generates revenue primarily through fees from sponsorship and production, relationship management and content license agreements. Specifically, Healthology charges for the creation, production and distribution of health-related content and streaming media and for assisting distribution partners by providing electronic newsletters, driving traffic and optimizing search engine key words. Healthology also licenses, co-brands and re-brands content to distribution partners, generating content-license fees.

Healthology is based in New York and has 38 employees. Healthology will retain its brand, while being closely aligned with iVillage’s health and wellness area. Dr. Haimowitz will continue to serve as President of Healthology.

2005 Business Outlook

For fiscal year 2005, iVillage currently expects to report revenues between $86.0 million and $87.0 million and EBITDA between $16.0 million and $17.0 million. The Company also currently expects to deliver net income between $11.0 million and $11.5 million for the full year 2005.

iVillage’s 2005 business outlook, described above, factors in projected financial results from the Healthology acquisition, excludes any one-time integration charges related to this transaction and does not account for stock-based compensation expenses. The Company plans to announce fourth quarter 2004 and fiscal year 2004 financial results on Wednesday, February 9, 2005 following the close of market. iVillage reserves the right to update its financial outlook at any time for any reason.

Conference Call

iVillage will hold a conference call to discuss this announcement Monday, January 10, 2005 at 10:00 AM (EST). The conference call will be broadcast live on the Internet and will be available on iVillage’s Investor Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Monday, January 10, 2005 until 10:00 AM (EST) on Monday, January 17, 2005. A transcript of the conference call will be available on the iVillage Investor Relations Web site thereafter.

About Healthology, Inc.

Healthology, Inc. produces and distributes physician-generated health and medical information on the Internet. With one of the largest and most distinguished libraries of original, streaming health programs and articles on the Web, Healthology provides companies with seamless solutions for their online health information and marketing needs.

A privately held, New York-based online health media company, Healthology, Inc., was founded in 1997 by two physicians who recognized the enormous potential of the Internet to bring online consumers into direct contact with a national network of practicing physicians. The company was founded with one guiding principle: only through the direct involvement of experienced health professionals can consumers feel confident that they are receiving current, trustworthy health information. Instead of just offering consumers reference information, Healthology offers consumers the hands-on experience of doctors nationwide.

Leading physicians from major medical institutions around the country are collaborating with Healthology’s award-winning producers and staff physicians to produce online health programs of unparalleled quality and credibility.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled nearly 366 million for the quarter ended September 30, 2004. In November 2004, according to comScore Media Metrix, The iVillage Network ranked 29th among the top 100 Web and Digital Media properties with approximately 16.9 million unique visitors in the United States and had an average reach of more than 10.5% of the total online population and approximately 14% of women 18+ online. Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers and (viii) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:

iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com

The Abernathy MacGregor Group
Carina Thate or Eliza Johnson
212.371.5999
cct@abmc.com / edj@abmac.com

1

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses, such as lease restructuring charges and charges related to impairment of fixed assets. These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are important indicators management uses for planning and forecasting in future periods, for making financial and operating decisions and to establish certain executive compensation. Although iVillage believes, for the foregoing reasons, that its presentation of non-GAAP financial measures provides useful supplemental information to investors regarding its results of operations, these non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, iVillage’s financial measures prepared in accordance with GAAP. Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.